EXHIBIT NO. 10.152.02

                     GUARANTEE AGREEMENT


          THIS GUARANTEE AGREEMENT (this "Agreement"), is executed as of December 18, 1997.

          WHEREAS, Panda Bhote Koshi, a Cayman Islands exempted company (the "Company") is a subsidiary of Panda
Global Energy Company, a Cayman Islands exempted company
("Panda Global"); and

          WHEREAS, Panda Global is a wholly-owned subsidiary of Panda Global Holdings, Inc., a Delaware corporation
("Panda Holding"); and

          WHEREAS, Panda Holding is a wholly-owned subsidiary of Panda Energy International, Inc., a Texas corporation ("PEII"); and

          WHEREAS, simultaneously with the execution hereof, MCNIC Nepal Limited, a Cayman Islands exempted company ("MCNIC Nepal"), the Company, Panda Global, and Panda of Nepal, a Cayman Islands exempted company ("Panda of Nepal") will enter into a Shareholders Agreement dated as of December 18, 1997 (the "Shareholders Agreement") in which MCNIC Nepal and Panda Global agree to purchase all of the Shares in the Company; and

          WHEREAS, PEII desires to enter into this Agreement in order to assist Panda Global in its purchase of certain
Shares of the Company; and

          NOW, THEREFORE, in order to assist Panda Global in purchasing certain shares of the Company, PEII hereby covenants and agrees as follows:

          Section 1. DEFINITIONS. Capitalized terms used and not otherwise defined in this Agreement have the meanings given to those terms in the Shareholders Agreement. Notwithstanding the foregoing, when used in this Agreement the term "Obligations" shall mean all of the obligations and liabilities of the Class A Shareholder under the Shareholders Agreement as the same may from time to time be amended, modified, substituted, extended or renewed (including but not limited to liabilities arising from inaccurate representations and warranties and indemnification obligations).

          Section 2.  GUARANTEE.  Subject to the provisions
hereof, PEII hereby irrevocably and unconditionally guarantees to the Class B Shareholder and MCN Investment
Corporation, a Michigan corporation ("MCNIC"), the performance by Panda Global of any and all of its Obligations as the Class A Shareholder under, and the payment in full of all liabilities of Panda Global to MCNIC or MCNIC Nepal arising under, the Shareholders Agreement in accordance with the terms thereof. In the event of a Transfer of the Class A Shares to a Permitted Transferee, this Guarantee shall extend to all of the Obligations of such Permitted Transferee, and all references herein to "Panda Global" shall mean and include any Permitted
Transferee.

          Section 3.  ABSOLUTE, UNCONDITIONAL AND CONTINUING
OBLIGATION.

     (a) This Agreement is an absolute, unconditional and continuing agreement of PEII to perform or pay each and every Obligation irrespective of (i) the validity, legality, genuineness, regularity or enforceability of the Obligations or any other agreement or instrument relating thereto,
(ii) the bankruptcy or insolvency of Panda Global or the dissolution or liquidation of Panda Global or the discharge of Panda Global's obligations in bankruptcy, (iii) any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of the terms of or rights of Panda Global with respect to any such agreement, (iv) any assignment, amendment, modification or termination of or any change in the term, manner or place of payment of, or any other term of, all or any part of the Obligations, or any other agreement or instrument relating thereto, (v) any exchange, release or non-perfection of any collateral, or any release or amendment or waiver of or consent to departure from any guaranty, for all or any part of the Obligations or any failure of any such collateral to satisfy in full all the Obligations, (vi) any failure to pay any taxes that may be payable with respect to the payment of such obligation by PEII or Panda Global, or any failure to obtain any authorization or approval from or other action by, or to notify or file with, any government agency or regulatory body required in connection with the payment of such obligation by PEII or Panda Global, (vii) any merger or consolidation of Panda Global or PEII into or with any other Person or any sale, lease or transfer of any of the assets of Panda Global or PEII to any other Person, or any change in the name, stock ownership, membership, constitution or place of formation of Panda Global or PEII, or any change of Panda Global or PEII into another form of business entity, (viii) the termination of the legal existence of Panda Global, or MCNIC, or the termination of any legal obligation of Panda Global to discharge the Obligations undertaken or purported to be undertaken by it or on its behalf (other than to the extent of payment of the Obligations by or on behalf of Panda Global), (ix) the inability to recover any of the moneys included in the Obligations in full from Panda Global by operation of law or for any other reason, (x) any impossibility or impracticality of performance, illegality, force majeure or any action or nonaction of government, (xi) the transfer, assignment, subletting or mortgaging or the purported transfer, assignment, subletting or mortgaging of all or any part of the interest of Panda Global, in any of the Project, the Obligations, this Agreement or any other agreement or instrument relating thereto, (xii) any failure, neglect or omission on the part of Panda Global, the Class B Shareholder, the Lenders or any other Person to give PEII notice of the occurrence of any Default or Event of Default, or to realize upon any obligation or liability of Panda Global, or to provide for any insurance on the Project, or to establish or maintain the priority or perfection of any interest in the collateral, (xiii) any defect in the compliance with specifications, conditions, design, operation or fitness for use of, or any damage to or loss or destruction of, or any interruption or cessation in the use of the Project by any Person for any reason whatsoever (including, without limitation, any governmental prohibition or restriction, condemnation, requisition, seizure or any other act on the part of any governmental or military authority, or any act of God or the public enemy) regardless of the duration thereof, or (xiv) any other circumstance that might otherwise constitute a legal or equitable defense available to or resulting in the discharge of a surety or guarantor or any other circumstance, event or happening whatsoever, whether foreseen or unforeseen and whether similar or dissimilar to anything referred to above in this
Section 3(a).

     (b) Notwithstanding anything to the contrary contained herein, this Agreement shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Obligations by or on behalf of Panda Global or PEII is rescinded or must otherwise be returned by any Person upon the insolvency, bankruptcy or reorganization of Panda Global, or PEII otherwise, all as though such payment had not been made. The obligations of PEII under this Agreement shall not be subject to reduction, termination or other impairment by reason of any set-off, recoupment, counterclaim or defense or for any other reason, other than to the extent of payments of the Obligations by or on behalf of Panda Global.

     (c) This Agreement shall be in addition to any other guaranty or other security for the Obligations and shall not be prejudiced or rendered unenforceable by the invalidity of any such other guaranty or security.

     (d) The obligations of PEII set forth herein constitute the full recourse obligations of PEII enforceable against it to the full extent of all its assets and properties, notwithstanding any provision in the Shareholders Agreement or any other agreement or instrument relating thereto limiting the liability of Panda Global.

          Section 4.  SUBROGATION.  PEII agrees not to
exercise, and hereby waives, any right against Panda Global for repayment of any amount hereunder that PEII may acquire by way of subrogation under this Agreement, by any payment hereunder or otherwise until the Obligations have been paid in full.

          Section 5.  SETOFF AND COUNTERCLAIM.  PEII hereby
waives any defense of setoff or counterclaim against Panda
Global arising from or out of any agreement to which Panda
Global and PEII or any affiliate of PEII are parties.

          Section 6.  AMENDMENT AND ASSIGNMENT OF THIS
AGREEMENT. No term or provision of this Agreement may be amended, modified, altered, waived or supplemented except in a writing signed by PEII and consented to in writing by the Class B Shareholder and MCNIC. PEII may not assign any of its obligations and duties hereunder except with the prior written consent of the Class B Shareholder and MCNIC (and any such consent shall not release PEII from any of its obligations and duties hereunder).

          Section 7.  NO WAIVER; CONSENT.

     (a) Except as to applicable statutes of limitation, no delay of Panda Global in the exercise of, or failure to exercise, any right hereunder or under any other agreement shall operate as a waiver of such right, a waiver of any other right or a release of PEII from any obligation hereunder nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right.

     (b) PEII hereby consents to the renewal, compromise, extension, acceleration or other changes in the time of payment of or other changes in the terms of the Obligations, or any part thereof or any changes or modifications to the terms of the Shareholders Agreement.

          Section 8.  CONTINUING OBLIGATION.  The
obligations of PEII under this Agreement shall (i) continue in full force and effect until the Obligations have been indefeasibly settled in full in accordance with the terms of the Shareholders Agreement, (ii) be binding on PEII, its permitted successors and assigns and (iii) inure to the benefit of and be enforceable by MCNIC and the Class B Shareholder and their respective transferees, successors and assigns.

          Section 9. COSTS OF ENFORCEMENT. PEII agrees to pay any and all reasonable costs and expenses of the Class B Shareholder and MCNIC (including the reasonable fees and disbursements of legal counsel) incurred in enforcing any right under this Agreement.

          Section 10.  NOTICE.  Any notice, request,
instruction, correspondence or other document to be given hereunder by any party to another (herein collectively called "Notice") shall be in writing and delivered personally or by a nationally recognized overnight courier service or mailed by registered mail, postage prepaid and return receipt requested, or by telegram or facsimile, as follows:

       To Panda Global: Panda Global Energy Company
                         c/o Maples and Calder
                         P.O. Box 309
                         Ugland House
                         South Church Street
                         Grand Cayman
                         Cayman Islands, B.W.I.
                         Attention:  Sharon Pierson
                         Facsimile:  (345) 949-8080

       To PEII:         Panda Energy International, Inc.
                         Suite 1001
                         4100 Spring Valley Road
                         Dallas, Texas  75244
                         Attention:  General Counsel
                         Facsimile:  (972) 980-6815

          Notice given by personal delivery, courier service or registered mail shall be effective upon actual receipt. Notice given by telegram or facsimile shall be effective upon actual receipt if received during the recipient's normal business hours, or at the beginning of the recipient's next business day after receipt if not received during the recipient's normal business hours. Any party may change any address to which Notice is to be given to it by giving notice as provided above of such change of address.

          Section 11. MISCELLANEOUS. THIS AGREEMENT SHALL IN ALL RESPECTS BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICTS-OF-LAW PRINCIPLES THEREOF (OTHER THAN SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATION LAW OF THE STATE OF NEW YORK). This Agreement supersedes all prior agreements and understandings relating to the subject matter hereof. The headings in this Agreement are for purposes of reference only and shall not affect the meaning hereof.

          IN WITNESS WHEREOF, this Guarantee Agreement has been executed by PEII through its duly authorized officer as of the date first written above.

                          PANDA ENERGY INTERNATIONAL, INC.



                          By_______________________________
                           Name:
                           Title: